EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

SECOND QUARTER 2013 RESULTS

•                  Revenue rises to $576.9 million from $510.5 million

•                  Second quarter 2013 profit of $4.9 million, or $0.18 per share

•                  Six-month 2013 net loss of $8.5 million

•                  All emerging, non-asset-based businesses generate second quarter operating income on revenue growth

•                  ABF labor contract recently ratified; work continues on approval of remaining supplemental agreements

(Fort Smith, Arkansas, August 9, 2013) — Arkansas Best Corporation (Nasdaq: ABFS) today reported second quarter 2013 net income but continued to sustain losses for the first six months of the year as costs for salaries, wages and benefits at LTL carrier subsidiary ABF Freight System, Inc. offset improving revenue and tonnage trends.  Arkansas Best’s emerging businesses continued to see growth and improved margins.

Arkansas Best’s second quarter 2013 revenue was $576.9 million compared to revenue of $510.5 million in the second quarter of 2012. Second quarter 2013 net income was $4.9 million, or $0.18 per share, compared to second quarter 2012 net income of $11.8 million, or $0.44 per share.

The second quarter 2012 results included a tax benefit of $8.0 million, or $0.31 per share, related to the reversal of previously established deferred tax asset valuation allowances, and transaction costs of $2.1 million ($1.3 million, after tax), or $0.05 per share, associated with the June 15, 2012 acquisition of Panther Expedited Services, Inc.  Excluding both of these items, Arkansas Best had second quarter 2012 net income of $5.2 million, or $0.18 per share.

For the first half of 2013, Arkansas Best’s net loss was $8.5 million or $0.33 per share on revenue of $1.1 billion compared to a net loss of $6.3 million, or $0.25 per share on revenue of $951.4 million during the first half of 2012.  Excluding the tax and transaction items mentioned above, Arkansas Best’s net loss was $0.33 per share in the first six months of both years.

ABF’s second quarter 2013 revenue rose slightly, but higher costs for salaries, wages and benefits continued to weigh on results, as has been the case in recent quarters. For the first six months of 2013, ABF’s operating loss was $17.1 million compared to $14.2 million in the first half of 2012. The June 27, 2013 ratification of the ABF National Master Freight Agreement by its Teamster employees is a major step toward returning the company to consistent profitability.  Once the new contract is implemented, following the ratification of the remaining supplements, the combined effect of immediate cost reductions plus lower cost increases in affected areas should put ABF on a path to improved financial performance.

“We achieved a major milestone for our company in recent weeks with the ratification of a national five-year labor contract at ABF and most supplemental agreements.  We expect to obtain employee ratification of all remaining supplements in the coming weeks,” said Arkansas Best President and Chief Executive Officer Judy R. McReynolds. “Once this important process is concluded, it will represent a pivotal moment for Arkansas Best, as we will be able to turn our undivided attention to driving improved profitability at ABF, while continuing the expansion and growth of our emerging businesses. As our customers look to us for total solutions to their complex supply chain needs, we are now better positioned than at any time in our history to fulfill those requirements.”

At ABF, total second quarter revenue per hundredweight equaled that of the same period last year.  However, when considering year-over-year changes in freight profile and account mix, ABF’s pricing improved, reflecting the positive effects of the general rate increase ABF implemented in late May.

As in the first quarter 2013, Arkansas Best’s emerging, non-asset-based businesses continued to show revenue growth, operating profit and cash flow generation.  These businesses represented 23% of total corporate revenue during the quarter, and are on track to account for a greater proportion of total revenue going forward. The company’s freight brokerage segment led the emerging businesses in revenue gains, with a 63% increase. Emergency and preventive maintenance increased second quarter revenue by more than 9% and improved its operating income by nearly 17%.  The household goods moving services segment raised its second quarter operating income by nearly five times on a small increase in revenue.  Though Panther Expedited Services, Inc. continued to be affected by reduced customer demand for expedited services and the effects of ongoing investments made in sales and service locations for future growth, revenue and margin trends improved throughout the quarter. On a combined basis, Panther and all of the other non-asset-based businesses generated second quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $7.1 million, versus $2.8 million of EBITDA in the second quarter of 2012.

Status of ABF Labor Contract

As previously announced, the five-year ABF National Master Freight Agreement was approved by ABF employees represented by the International Brotherhood of Teamsters.  The full contract will be implemented once the remaining supplemental agreements are approved.  It will run through March 31, 2018.  The agreement achieves the stated goals of lowering ABF’s costs and better serving its customers while putting it on a path for improved profitability. With the new labor contract, ABF also continues to provide the best-paying jobs and benefits package for its Teamster employees when compared with their union and non-union counterparts.

ABF Freight System, Inc., and the Teamsters reached another contract extension that runs through August 31, 2013. The extension will allow for the conclusion of the voting process for the remaining six supplemental agreements to the ABF National Master Freight Agreement. Ballots for the remaining supplemental agreements were mailed earlier this week and they will be counted on August 28, 2013.  After full ratification of the new labor contract and all supplements is achieved, further details on expected future cost savings at ABF will be provided.

Nonunion Defined Benefit Pension Plan Freeze

As previously announced, Arkansas Best amended its nonunion defined benefit pension plan in June 2013 to freeze the accrual of future benefits beginning July 1, 2013. The changes to the plan were accounted for as a plan curtailment at the end of second quarter 2013, resulting in a $46.3 million reduction in the pension liabilities, a $28.3 million increase to equity, and an $18.0 million decrease in related deferred tax assets. The change to the plan had no effect on second quarter nonunion pension expense.  Beginning in third quarter 2013, nonunion pension expense will decrease as a result of the plan freeze.  However, these savings may be offset, in part, by discretionary contributions to Arkansas Best’s nonunion defined contribution plan.

Closing Comments

“As economic growth remains moderate and inconsistent, Arkansas Best continues to make progress in positioning each of its companies for future success,” said McReynolds.  “ABF now looks toward a better future with lower costs and greater operational flexibility. Investments made in emerging, non-asset-based businesses are positively impacting our bottom line by improving the way we go to market as customers seek more end-to-end logistics solutions.  We are excited about the upcoming prospects for Arkansas Best and the future opportunity we have to benefit our customers, employees and shareholders.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2013 second quarter results.  The call will be today, Friday August 9, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 893-3796.  Following the call, a recorded playback will be available through the end of the day on September 8, 2013.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21661649.  The conference call and playback can also be accessed, through September 8, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations, and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “on track,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under our collective bargaining agreement or unfavorable terms of future collective bargaining agreements; relationships with employees, including unions; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the impact of our brand and corporate reputation; the cost, timing, and performance of growth initiatives; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$576,899	$510,543	$1,097,586	$951,410

OPERATING EXPENSES AND COSTS	568,482	503,342	1,112,520	967,196

OPERATING INCOME (LOSS)	8,417	7,201	(14,934)	(15,786)

OTHER INCOME (EXPENSE)
Interest and dividend income	161	215	332	469
Interest expense and other related financing costs	(1,079)	(1,112)	(2,286)	(2,255)
Other, net	366	(220)	1,450	1,120
	(552)	(1,117)	(504)	(666)

INCOME (LOSS) BEFORE INCOME TAXES	7,865	6,084	(15,438)	(16,452)

INCOME TAX PROVISION (BENEFIT)	2,987	(5,757)	(6,921)	(10,131)

NET INCOME (LOSS)	$4,878	$11,841	$(8,517)	$(6,321)

EARNINGS (LOSS) PER COMMON SHARE(1)
Basic	$0.18	$0.44	$(0.33)	$(0.25)
Diluted	$0.18	$0.44	$(0.33)	$(0.25)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,694,327	25,544,455	25,666,484	25,496,871
Diluted	25,694,327	25,544,455	25,666,484	25,496,871

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03	$0.06	$0.06

(1)     The Company uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME (LOSS)	$4,878	$11,841	$(8,517)	$(6,321)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(215)	(549)	(74)	(75)

ADJUSTED NET INCOME (LOSS) FOR CALCULATING EARNINGS (LOSS) PER COMMON SHARE	$4,663	$11,292	$(8,591)	$(6,396)

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30 2013	December 31 2012
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$88,553	$90,702
Short-term investments	29,879	29,054
Restricted cash, cash equivalents, and short-term investments	1,901	9,658
Accounts receivable, less allowances (2013 — $5,439; 2012 — $5,249)	206,168	180,631
Other accounts receivable, less allowances (2013 — $1,427; 2012 — $1,334)	6,615	6,539
Prepaid expenses	16,346	17,355
Deferred income taxes	42,293	39,245
Prepaid and refundable income taxes	6,232	5,681
Other	7,306	7,185
TOTAL CURRENT ASSETS	405,293	386,050

PROPERTY, PLANT AND EQUIPMENT
Land and structures	245,148	243,699
Revenue equipment	590,445	589,729
Service, office, and other equipment	120,848	119,456
Software	107,195	103,164
Leasehold improvements	23,442	23,272
	1,087,078	1,079,320
Less allowances for depreciation and amortization	673,074	635,292
	414,004	444,028

GOODWILL	76,448	73,189
INTANGIBLE ASSETS, NET	77,474	79,561
OTHER ASSETS	51,381	51,634

	$1,024,600	$1,034,462

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$15,672	$13,645
Accounts payable	94,770	84,292
Income taxes payable	162	59
Accrued expenses	170,414	158,668
Current portion of long-term debt	37,030	43,044
TOTAL CURRENT LIABILITIES	318,048	299,708

LONG-TERM DEBT, less current portion	96,946	112,941
PENSION AND POSTRETIREMENT LIABILITIES	51,941	104,673
OTHER LIABILITIES	12,558	12,832
DEFERRED INCOME TAXES	63,954	45,309

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2013: 27,390,446 shares; 2012: 27,296,285 shares	274	273
Additional paid-in-capital	290,355	289,711
Retained earnings	274,027	284,157
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(25,733)	(57,372)
TOTAL STOCKHOLDERS’ EQUITY	481,153	458,999

	$1,024,600	$1,034,462

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2013	2012
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(8,517)	$(6,321)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,914	39,970
Amortization of intangibles	2,087	200
Share-based compensation expense	2,485	3,342
Provision for losses on accounts receivable	1,312	729
Deferred income tax benefit	(5,761)	(8,520)
Gain on sale of property and equipment	(391)	(516)
Changes in operating assets and liabilities:
Receivables	(26,617)	(20,885)
Prepaid expenses	1,402	1,363
Other assets	(297)	(452)
Income taxes	163	522
Accounts payable, accrued expenses, and other liabilities(1)	18,152	4,740
NET CASH PROVIDED BY OPERATING ACTIVITIES	27,932	14,172

INVESTING ACTIVITIES
Purchases of property, plant, and equipment, net of financings	(8,638)	(18,401)
Proceeds from sale of property and equipment	1,430	2,692
Purchases of short-term investments	(6,692)	(22,143)
Proceeds from sale of short-term investments	5,914	9,555
Business acquisition, net of cash acquired	(4,146)	(180,793)
Capitalization of internally developed software and other	(4,050)	(3,435)
NET CASH USED IN INVESTING ACTIVITIES	(16,182)	(212,525)

FINANCING ACTIVITIES
Borrowing under credit facilities	—	100,000
Repayments on long-term debt	(22,009)	(12,303)
Net change in bank overdraft and other	2,026	(5,510)
Change in restricted cash, cash equivalents, and short-term investments	7,758	31,668
Deferred financing costs	(61)	(1,574)
Payment of common stock dividends	(1,613)	(1,605)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(13,899)	110,676

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,149)	(87,677)
Cash and cash equivalents at beginning of period	90,702	141,295
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$88,553	$53,618

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$268	$7,416
Equipment financed	$—	$21,370

(1)         2013 and 2012 includes $9.0 million and $18.0 million, respectively, in contributions to the Company’s nonunion pension plan.

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
	(Unaudited)
	($ thousands, except per share data)
ARKANSAS BEST CORPORATION — CONSOLIDATED

Net Income (Loss)
Amounts on a GAAP basis	$4,878	$11,841	$(8,517)	$(6,321)
Tax benefits(1)	—	(7,973)	—	(3,333)
Transaction costs, after-tax(2)	—	1,294	—	1,294
Non-GAAP amounts	$4,878	$5,162	$(8,517)	$(8,360)

Diluted Earnings (Loss) Per Share
Amounts on a GAAP basis	$0.18	$0.44	$(0.33)	$(0.25)
Tax benefits(1)	—	(0.31)	—	(0.13)
Transaction costs, after-tax(2)	—	0.05	—	0.05
Non-GAAP amounts	$0.18	$0.18	$(0.33)	$(0.33)

ARKANSAS BEST CORPORATION — CONSOLIDATED

Earnings Before Interest, Taxes, Depreciation and Amortization
Net income (loss)	$4,878	$11,841	$(8,517)	$(6,321)
Interest expense	1,079	1,112	2,286	2,255
Income tax provision (benefit)	2,987	(5,757)	(6,921)	(10,131)
Depreciation and amortization	22,807	20,850	46,001	40,170
Amortization of share-based compensation	1,181	1,900	2,485	3,342
Amortization of actuarial losses	2,912	2,846	5,824	5,693
EBITDA	35,844	32,792	41,158	35,008

Transaction costs, pre-tax(2)	—	2,129	—	2,129
Adjusted EBITDA	$35,844	$34,921	$41,158	$37,137

(1)   Tax benefit adjustments related to deferred tax asset valuation allowances.

(2)   Transaction costs associated with the June 15, 2012 acquisition of Panther Expedited Services, Inc.

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate EBITDA differently, and therefore the Company’s EBITDA may not be comparable to similarly titled measures of other companies.

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30 2013			Three Months Ended June 30 2012
	Operating Income (Loss)	Depreciation and Amortization	EBITDA	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Premium Logistics & Expedited Freight Services(1)	$1,506	$2,594	$4,100	$480	$473	$953
Truck Brokerage and Management	692	99	791	655	68	723
Emergency and Preventative Maintenance	810	130	940	694	130	824
Household Goods Moving Services	948	285	1,233	165	179	344
Total non-asset based segments	$3,956	$3,108	$7,064	$1,994	$850	$2,844

	Six Months Ended June 30 2013			Six Months Ended June 30 2012
	Operating Income (Loss)	Depreciation and Amortization	EBITDA	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Premium Logistics & Expedited Freight Services(1)	$642	$5,144	$5,786	$480	$473	$953
Truck Brokerage and Management	1,459	191	1,650	1,049	132	1,181
Emergency and Preventative Maintenance	1,522	262	1,784	558	249	807
Household Goods Moving Services	717	525	1,242	(626)	358	(268)
Total non-asset based segments	$4,340	$6,122	$10,462	$1,461	$1,212	$2,673

(1)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software, which were acquired in conjunction with the purchase of Panther Expedited Services, Inc. on June 15, 2012. Amounts for the three and six months ended June 30, 2012 reflect the period from the date of acquisition, June 15, to June 30.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended June 30				Six Months Ended June 30
	2013		2012		2013		2012
	(Unaudited) ($ thousands)
OPERATING REVENUES
Freight Transportation	$446,750		$440,351		$854,031		$836,864

Premium Logistics & Expedited Freight Services(1)	60,431		10,835		113,683		10,835
Truck Brokerage & Management	16,335		10,021		30,939		18,060
Emergency and Preventative Maintenance	32,935		30,101		65,457		52,479
Household Goods Moving Services	21,252		20,479		34,828		35,531
Total non-asset-based segments	130,953		71,436		244,907		116,905

Other revenues and eliminations	(804)		(1,244)		(1,352)		(2,359)
Total consolidated operating revenues	$576,899		$510,543		$1,097,586		$951,410

OPERATING EXPENSES AND COSTS
Freight Transportation
Salaries, wages, and benefits	$272,641	61.0%	$268,995	61.1%	$539,819	63.2%	$534,057	63.8%
Fuel, supplies, and expenses	82,441	18.5	82,696	18.8	165,773	19.4	163,336	19.5
Operating taxes and licenses	10,939	2.4	10,823	2.5	21,929	2.6	21,624	2.6
Insurance	6,068	1.4	5,585	1.3	10,552	1.2	10,466	1.3
Communications and utilities	3,879	0.9	3,459	0.8	7,812	0.9	7,258	0.9
Depreciation and amortization	18,967	4.2	19,464	4.4	38,541	4.5	38,037	4.5
Rents and purchased transportation	44,260	9.9	39,681	9.0	82,729	9.7	72,897	8.7
Gain on sale of property and equipment	(182)	—	(231)	(0.1)	(394)	—	(513)	(0.1)
Other	2,240	0.5	2,258	0.5	4,322	0.5	3,940	0.5
	441,253	98.8%	432,730	98.3%	871,083	102.0%	851,102	101.7%

Premium Logistics & Expedited Freight Services(1)
Purchased transportation	$46,233	76.5%	$8,247	76.1%	$87,270	76.8%	$8,247	76.1%
Depreciation and amortization(1)	2,594	4.3	473	4.4	5,144	4.5	473	4.4
Other	10,098	16.7	1,635	15.1	20,627	18.1	1,635	15.1
	58,925	97.5%	10,355	95.6%	113,041	99.4%	10,355	95.6%

Truck Brokerage & Management	15,643		9,366		29,480		17,011
Emergency and Preventative Maintenance	32,125		29,407		63,935		51,921
Household Goods Moving Services	20,304		20,314		34,111		36,157
Total non-asset-based segments	126,997		69,442		240,567		115,444

Other expenses and eliminations	232		1,170		870		650
Total consolidated operating expenses and costs	$568,482		$503,342		$1,112,520		$967,196

(1)         Amounts for the three and six months ended June 30, 2012 reflect the period from the purchase of Panther Expedited Services, Inc. on June 15, 2012 to June 30. Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software, which were acquired in conjunction with the acquisition.

Note:  See the following page for description of segments.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
	(Unaudited) ($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation	$5,497	$7,621	$(17,052)	$(14,238)

Premium Logistics & Expedited Freight Services	1,506	480	642	480
Truck Brokerage & Management	692	655	1,459	1,049
Emergency and Preventative Maintenance	810	694	1,522	558
Household Goods Moving Services	948	165	717	(626)
Total non-asset-based segments	3,956	1,994	4,340	1,461

Other income (loss) and eliminations	(1,036)	(2,414)	(2,222)	(3,009)
Total consolidated operating income (loss)	$8,417	$7,201	$(14,934)	$(15,786)

Description of Segments:

•          Freight Transportation includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®.

•          Panther Expedited Services, Inc., which was acquired on June 15, 2012, is reported as Premium Logistics & Expedited Freight Services.

•          Truck Brokerage and Management includes the transportation brokerage services operating as FreightValue®.

•          Emergency and Preventative Maintenance includes the roadside vehicle assistance and commercial equipment services subsidiary FleetNet America, Inc.

•          Household Goods Moving Services includes Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.

Certain reclassifications have been made to the prior year’s operating segment data to conform to the current year presentation. The operating results of Global Supply Chain Services and Supply Chain Services, businesses which provide ocean container transport and warehousing services, have been reclassified from the Freight Transportation segment to “Other and Eliminations.” There was no impact on consolidated amounts as a result of these reclassifications.

ARKANSAS BEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2013	2012	% Change	2013	2012	% Change
	(Unaudited)

Freight Transportation (1)

Workdays	64.0	63.5		126.5	127.5

Billed Revenue (2) / CWT	$27.79	$27.79	—	$27.35	$27.66	(1.1)%

Billed Revenue (2) / Shipment	$380.70	$377.02	1.0%	$376.71	$371.77	1.3%

Shipments	1,190,678	1,173,825	1.4%	2,286,356	2,268,844	0.8%

Shipments / Day	18,604	18,485	0.6%	18,074	17,795	1.6%

Tonnage (tons)	815,695	796,212	2.4%	1,574,584	1,524,677	3.3%

Tons / Day	12,745	12,539	1.6%	12,447	11,958	4.1%

(1)         Based on the previously described reclassifications that have been made to the prior year’s operating segment data and statistics to conform to the current year presentation, operations of Global Supply Chain Services and Supply Chain Services are excluded from key operating statistics for the Freight Transportation Segment.

(2)         Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Contact:	Investors: Mr. David Humphrey, Vice President, Investor Relations
Telephone: (479) 785-6200

Media: Ms. Kathy Fieweger, Vice President, Marketing and Corporate Communications
Telephone: (847) 903-8806

END OF RELEASE